UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

InterCloud Systems, Inc.
(Name of Registrant as Specified in its Charter)

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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Preliminary Information Statement – Subject to Completion

InterCloud Systems, Inc.
331 Newman Springs Road
Building 1, Suite 104
Red Bank, New Jersey  07701

NOTICE OF ACTION BY
WRITTEN CONSENT OF MAJORITY STOCKHOLDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We are furnishing this notice of action by written consent and the accompanying information statement (the “Information Statement”) to holders of shares of common stock, par value $0.0001 per share (“common stock”), of InterCloud Systems, Inc. (“we,” “us” or the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, and Section 228(e) of the General Corporation Law of the State of Delaware (the “DGCL”) to notify you of the approval by written consent of the holders of a majority of our issued and outstanding shares of common stock of:

(1)         The issuance and sale, on December 13, 2013, of the following securities (the “Financing”) to certain accredited investors (the “Purchasers”) pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated as of December 13, 2013:

●      $11,625,000 aggregate principal amount of 12% Convertible Debentures due 2015 (the “Debentures”); and

●      36,567 shares (the “Shares”) of our common stock.

(2)         The exercise in full by the Purchasers or their assigns of the conversion rights set forth in the Debentures (the “Conversion Rights”), including the issuance by us of any shares of our common stock or other securities upon the conversion of the Debentures at a conversion price of less than the initial conversion price of $6.36 due to a reduction of such conversion price due to our sale of equity securities at a price of less than $7.48 per share in our next underwritten offering of equity securities of not less than $10 million (a “Qualified Offering”) or our issuance of any other equity securities at a price, of any options or warrants with an exercise price, or of any convertible debt securities with a conversion price, less than $6.36 per share; and

(3)         Our payment of monthly amortization payments on the Debentures by the issuance of shares of our common stock (a “Stock Amortization Payment”), as permitted by the terms of the Debentures, at a price per share equal to the lesser of (i) the then-applicable conversion price of the Debentures and (ii) 75% of the daily volume weighted average price (the “VWAP”) of our common stock for the five-trading-day period ending on, and including, the trading day immediately preceding the trading day that is five trading days prior to the applicable monthly amortization payment date.

Pursuant to Nasdaq Stock Market Listing Rule 5635(d)(2), if an issuer intends to issue securities in a transaction that could result in the issuance of more than 20% of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the greater of market or book value for such stock, the issuer generally must obtain the prior approval of its stockholders prior to such issuance. The issuance on December 13, 2013 of the Debentures and the Shares did not require stockholder approval.  However, we cannot currently determine the total number of shares of our common stock that will be issued upon the conversion in full of the Debentures (and the price at which such conversion will take place) because the total number of shares and  the conversion price per share depend on a number of factors, including the price and nature of any securities we may issue in our next Qualified Offering or otherwise.  Likewise, if we determine to make Stock Amortization Payments on the Debentures in lieu of cash amortization payments, we cannot currently determine the total number of shares of our common stock that may be issued because the number of shares to be issued will be determined by the market price of our common stock in the period leading up to any particular Stock Amortization Payment.  Due to these uncertainties, the Debentures have the potential to provide for the issuance of a number of shares of our common stock equal to 20% or more of our common stock outstanding immediately prior to the Financing or 20% or more of our voting power immediately prior to the Financing for less than the greater of book or market value of our common stock.  As a result, in order to comply with the Rules of the Nasdaq Stock Market, stockholder approval of the Financing, the Conversion Rights and the Stock Amortization Payments is required.

The purpose of this Information Statement is to notify our stockholders that on  or about March 7, 2014, as required by the rules of the Nasdaq Stock Market, the owners of approximately 50.3% of our issued and outstanding shares of common stock as of such date executed written consents approving the Financing, the Conversion Rights and the Stock Amortization Payments, which approval will become effective 20 days after we mail this Information Statement to our stockholders.  The consent that we received constitutes the only stockholder approval required for the Financing, the Conversion Rights and the Stock Amortization Payments under the DGCL, our by-laws and the rules of the Nasdaq Stock Market. As a result, no further action by any other stockholder is required to approve the Financing, the Conversion Rights or the Stock Amortization Payments, and we have not and will not be soliciting your approval of the Financing, the Conversion Rights or the Stock Amortization Payments.

This Information Statement is being mailed on or about  March __, 2014 to our stockholders of record as of the close of business on March 7, 2014.  This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Section 228(e) of the DGCL and Rule 14c-2 promulgated under the Exchange Act.

By order of the Board of Directors:

/s/ Mark Munro
Mark Munro Chief Executive Officer

March __, 2014

2

InterCloud Systems, Inc.
331 Newman Springs Road
Building 1, Suite 104
Red Bank, New Jersey  07701

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished in connection with the action by written consent of certain of our stockholders taken without a meeting to approve the actions described in this Information Statement.  We are mailing this Information Statement on or about March __, 2014 to our stockholders of record as of the close of business on March 7, 2014 (the “Record Date”).

What action was taken by written consent?

We obtained stockholder consent for the approval of the Financing, the Conversion Rights and the Stock Amortization Payments.

How many shares of our common stock were outstanding on March 7, 2014?

On March 7, 2014, the date we received the consent of our stockholders, there were 9,665,194 shares of our common stock outstanding.  Our stockholders who gave their consent held an aggregate of 4,864,301 outstanding shares of common stock on such date.

What vote was obtained to approve the Financing?

Our bylaws permit the approval of the Financing, the Conversion Rights and the Stock Amortization Payments by written consent of holders of a majority of our outstanding shares of common stock.  We obtained the approval of the Financing, the Conversion Rights and the Stock Amortization Payments by written consent of our directors and officers, including certain officers of our subsidiaries, and nine other stockholders who are known personally by our management.  The stockholders from whom we obtained consents (collectively the “Majority Stockholders”) held on the Record Date an aggregate of approximately 50.3% of our outstanding shares of common stock that were entitled to give such consent.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement.  Banks, brokerage houses and other nominees or fiduciaries will be requested to forward materials to their principals, and we will, upon request, reimburse them for their expenses in so doing.  Our costs are estimated at approximately $15,000.

When do the proposed corporate actions become effective?

For federal law purposes, the corporate actions are effective 20 days after the mailing of this Information Statement to our stockholders, which mailing should occur on March __, 2014.

Do stockholders have the right to receive any consideration if they oppose the Financing?

The DGCL does not provide for appraisal or similar statutory rights as a result of the approval by the Majority Stockholders of the Financing, the Conversion Rights and the Stock Amortization Payments or the consummation of the Financing.

Have there been any other matters approved by or proposed for consideration by our stockholders?

We know of no other matters other than that described in this Information Statement that have been recently approved or considered by the holders of shares of our common stock.

THE FINANCING

The following is a summary of the Purchase Agreement, the Debentures, the  Voting Agreement (as defined below) and the Registration Rights Agreement (as defined below).  These documents or the forms thereof are attached as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2013.

Overview

On December 13, 2013, we entered into the Purchase Agreement dated as of December 13, 2013, between the Purchasers and us.

Pursuant to the Purchase Agreement, we agreed to issue and sell to the Purchasers:

●       $11,625,000 aggregate principal amount of 12% Convertible Debentures due 2015; and

●       an aggregate 36,567 shares of our common stock.

The number of shares of our common stock issuable upon payment or conversion of the Debentures will initially be limited to 2,156,840 shares, subject to increases, the amounts of which are not currently determinable, to the extent (i) we elect to make Stock Amortization Payments on the Debentures that include an interest component or are at a price per share of less than $6.36, (ii) we issue any shares of our common stock in the future while the Debentures remain outstanding at a price per share less than $6.36, subject to certain exceptions set forth in the Debentures, (iii) we complete a Qualified Offering while the Debentures remaining outstanding at a price per share of less than $7.48, or (iv) the Debentures are converted into shares of common stock during the continuance of an event of default under the Debentures.

We issued the Debentures and the Shares on December 13, 2013.  The Debentures and the Shares were offered and sold in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(2) under the Securities Act and Regulation D promulgated thereunder. Each of the Purchasers represented to us that it is an “accredited investor” as defined in Rule 501 of Regulation D.

Terms of the Debentures

The Debentures bear interest at the rate of 12% per annum, and are payable in accordance with an amortization schedule, with monthly payments beginning on July 13, 2014 and ending on the final maturity date of June 13, 2015.  At our election, subject to compliance with certain terms and conditions in the Purchase Agreement, the monthly amortization payments may be paid by the issuance of shares of our common stock at a price per share equal to the lesser of (i) the Conversion Price and (ii) 75% of the average of the VWAP (the daily volume weighted average price) of our common stock for the five-trading-day period ending on, and including, the trading day immediately preceding the trading day that is five trading days prior to the applicable monthly amortization payment date.

The Debentures are convertible into shares of our common stock at the election of the holder thereof at a conversion price equal to the lesser of (i) $6.36, or (ii) 85% of the price per share of our common stock in our next Qualified Offering.  The conversion price is subject to customary anti-dilution provisions.  Notwithstanding the foregoing, the Debenture of a particular holder will not be convertible if such conversion would result in such holder owning more than 4.99% of the issued and outstanding shares of our common stock after such conversion.

We may redeem a Debenture, in whole or in part, for cash at a redemption price (the “Redemption Amount”) equal to 115% of the outstanding principal amount of such Debenture, plus all accrued and unpaid interest, plus an amount equal to the interest that would have accrued on such Debenture through the one year anniversary of the issuance date. Upon the occurrence of a Qualified Offering while the Debentures remain outstanding, (i) each holder of a Debenture has the option to force the redemption of a portion of such holder’s Debenture for a redemption price equal to the Qualified Offering Amount (as defined below), and (ii) we have the option to force the redemption of portion of holder’s Debenture in an amount equal to or less than the Qualified Offering Amount. The “Qualified Offering Payment” means, with respect to each Debenture, an amount equal to the lesser of (i) 50% of the Redemption Amount and (ii) (a) 50% of the gross proceeds of the Qualified Offering multiplied by (b)(x) the Redemption Amount of such Debenture, divided by (y) the Redemption Amount of all Debentures issued pursuant to the Purchase Agreement.

Beginning on June 13, 2014, we may elect to force the holder of a Debenture to convert all, but not less than all, amounts outstanding under such Debenture into shares of our common stock at the applicable Conversion Price; provided, that we may only elect such forced conversion if certain conditions are met, including the condition that our common stock has been trading at 150% or higher of the applicable Conversion Price for 30 consecutive trading days with an average daily trading volume of not less than $1,000,000 of shares per day.

The Debentures provide that the following events or occurrences constitute an event of default under the Debentures:

●
any default in the payment of (i) the principal amount of any Debenture or (ii) interest, liquidated damages and other amounts owing to the holder of any Debenture, which default, solely in the case of an interest payment or other default under clause (ii) above, is not cured within three trading days;

●
we fail to observe or perform any other covenant or agreement contained in the Debentures (other than a failure to deliver shares of our common stock to the holder upon conversion, which breach is addressed below) which failure is not cured, if possible to cure, within certain cure periods;

●
a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) has been declared under (i) the Purchase Agreement, the Registration Rights Agreement (as defined below) or the other transaction documents delivered in connection with  the Financing (the “Financing Documents”) or (ii) any other material agreement, lease, document or instrument to which we or any of our subsidiaries is obligated;

●
any representation or warranty made in the Debentures, any other Financing Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the holders of the Debentures shall be untrue or incorrect in any material respect as of the date when made or deemed made;

●	we or any “significant subsidiary” (as such term is defined in Rule 102(w) of Regulation SX) shall be subject to a Bankruptcy Event (as defined in the Debentures);
●
we or any of our subsidiaries default on any of our or its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (i) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (ii) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

●	our common stock becomes ineligible for listing or quotation for trading on a trading market and shall not be eligible to resume listing or quotation for trading thereon within five trading days;

●
we shall be a party to any Change of Control Financing or Fundamental Financing (as such terms are defined in the Debentures) or shall agree to sell or dispose of all or in excess of 50% of our assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Financing);

●	we fail to meet the current public information requirements under Rule 144 under the Securities Act of 1933, as amended, in respect of the Registrable Securities (as defined below);
●
if, during the Effectiveness Period (as defined in the Registration Rights Agreement), the holder of a Debenture shall not be permitted to resell Registrable Securities under the resale registration statement for a period of more than 20 consecutive trading days or 30 nonconsecutive trading days during any 12-month period unless it is pursuant to an Allowable Grace Period (as defined in the Registration Rights Agreement);

●
we fail for any reason to deliver certificates to a holder of a Debenture prior to the fifth trading day after a conversion or we notify the holder of our intention to not honor requests for conversions of any Debentures in accordance with the terms thereof; and

●
any monetary judgment, writ or similar final process is entered or filed against us, any of our subsidiaries or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

Upon the occurrence of an event of default, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, plus all interest that would have been earned through December 13, 2014 if such interest has not yet accrued, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  The “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of the Debenture, plus all accrued and unpaid interest thereon, plus all interest that would have been earned through December 13, 2014 if such interest has not yet accrued, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an event of default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP of our common stock on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 115% of the outstanding principal amount of the Debenture, plus 100% of accrued and unpaid interest hereon, plus all interest that would have been earned through December 13, 2014 if such interest has not yet accrued, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Debenture.  After the occurrence of an event of default that results in the acceleration of the Debentures, the interest rate on the Debentures shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  Additionally, upon the occurrence of an event of default, at the holder’s election each Debenture shall become convertible into shares of our common stock at the lesser of (i) the Conversion Price, and (ii) 70% of the average VWAP of our common stock for the five trading days in the preceding twenty trading days that have the lowest VWAP during such period.

Registration Rights Agreement

On December 13, 2013, pursuant to the Purchase Agreement, we also entered into a Registration Rights Agreement with the Purchasers dated December 13, 2013 (the “Registration Rights Agreement”), pursuant to which we agreed to register all Registrable Securities (as defined below) held by the Purchasers upon the terms and conditions set forth therein.  Pursuant to the Registration Rights Agreement, “Registrable Securities” means the (i) Shares, (ii) the shares of our common stock issuable upon conversion of the Debentures, and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, provided, that any of the foregoing securities shall cease to be Registrable Securities upon the earliest to occur of the following with respect to such security: (A) a sale pursuant to an effective registration statement, (B) a sale pursuant to Rule 144 (in which case, only such security sold shall cease to be a Registrable Security); or (C) eligibility for sale under Rule 144 without current public information requirements and volume or manner of sale restrictions.  Pursuant to the Registration Rights Agreement, we agreed to file a resale registration statement under the Securities Act of 1933, as amended, within 10 business days of the filing our Annual Report on Form 10-K for the year ended December 31, 2013, which resale registration statement must be declared effective by the Securities and Exchange Commission not later than 60 days after the date of filing.

Stockholder Approval

Consummation of the Financing was subject to certain conditions, including the execution and delivery of a Voting Agreement (“Voting Agreement”), dated December 13, 2013, between certain of the Majority Stockholders and us, pursuant to which each such Majority Stockholder agreed to vote to approve the Purchase Agreement and the transactions contemplated thereby and the issuance of the Debentures and the Shares at any meeting of our stockholders called for such purposes, whether at a regular or special meeting.  The Majority Stockholders that entered into the Voting Agreement have elected to execute the written consents of which this Information Statement is providing notice rather than voting on such matters at our next meeting of stockholders.

Reasons for the Financing

We completed the Financing primarily to fund the cash portion of the purchase price of our acquisition of Integration Partners – NY Corporation, a New Jersey corporation (“IPC”), which acquisition was consummated on January 1, 2014.  Information regarding our acquisition of IPC is contained in our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on January 7, 2014.  The information in such Current Report on Form 8-K is incorporated herein by reference thereto.  After considering various capital-raising alternatives, our board of directors concluded that, at such time, the Financing presented the best opportunity to obtain funds for such acquisition.

Effects of the Financing

In connection with the Financing, we have issued and may in the future issue a substantial number of shares of common stock, resulting in an increase in the total number of shares of common stock issued and outstanding and a reduction in the percentage of our outstanding common stock owned by each of our existing stockholders.  As described above, on December 13, 2013, we issued 36,567 shares of our common stock, increasing the number of shares of common stock outstanding on such date by approximately 0.005% from 7,326,852 shares to 7,363,419 shares.  On January 1, 2014, in connection with our acquisition of IPC, we issued 104,528 shares of our common stock, including 47,080 shares placed in escrow, increasing the number of shares of common stock outstanding on such date by approximately 0.01% from 8,558,648 shares to 8,663,176 shares.  On such date, in connection with our acquisition of IPC, we also issued a convertible promissory note in the principal amount of $6,254,873.36 (the “IPC Note”) that may be converted into up to 368,150 additional shares of our common stock if such promissory note is converted in full at the current conversion price of $16.99 per share.  We may issue up to an additional 2,156,840 shares of our common stock if all of the Debentures are converted in full at the current conversion price of $6.36 per share.  Consequently, together with the shares of common stock issued on December 13, 2013 and January 1, 2014, we may issue up to 2,666,085 shares of common sock in the Financing and our acquisition of IPC, representing an aggregate 36.38% increase in the number of shares of common stock outstanding immediately prior to the Financing, in each case assuming no adjustment to the conversion prices of the Debentures or the IPC Note.  In addition, an indeterminate number of additional shares of common stock may be issued if our board of directors elects to make Stock Amortization Payments on the Debentures using shares of our common stock priced at less than $6.36 per share.

Prior to the Financing, the Majority Stockholders beneficially owned in the aggregate approximately 63.6% of the outstanding shares of our common stock.  Upon issuance of the Shares on December 13, 2013 and the 104,528 shares of common stock upon our acquisition of IPC on January 1, 2014, the Majority Stockholders’ aggregate percentage ownership of our outstanding common stock on January 1, 2014 was reduced to approximately 53.8%.  If all of the Debentures and the IPC Note is converted into shares of our common stock at the current conversion prices, the Majority Stockholders’ aggregate percentage ownership of our outstanding common stock as of January 1, 2014 would be further reduced to approximately 44.3%.  Such aggregate percentage ownership of our common stock would be further reduced by an indeterminate amount if the Debentures are converted after we issue any of our equity securities, subject to certain exceptions, at a price less than $6.36 per share, if the Debentures are converted into shares of common stock during the continuance of an event of default under the Debentures or if we elect to make Stock Amortization Payments at a time when the price per share of our common stock is calculated, pursuant to the terms of the Debentures, to be less than $6.36 per share.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been a director or officer of ours at any time since January 1, 2013, is a nominee for election to our board of directors or is an associate of any such persons has any substantial interest, direct or indirect, by security holdings or otherwise, in the Financing.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of our common stock are entitled, among other things, (i) to share ratably in dividends if, when and as declared by our board of directors out of funds legally available therefore and (ii) in the event of liquidation, dissolution or winding-up of our company, to share ratably in the distribution of assets legally available therefore, after payment of debts and expenses.  Holders of our common stock have no subscription, redemption or conversion rights.  The holders of our common stock do not have cumulative voting rights in the election of directors and have no preemptive rights to subscribe for additional shares of our capital stock.  The rights, preferences and privileges of holders of our common stock are subject to the terms of any series of preferred stock that may be issued and outstanding from time to time.  A vote of the holders of a majority of our common stock is generally required to take action under our amended and restated certificate of incorporation and amended and restated bylaws.

Preferred Stock

Authority of Board of Directors to Create Series and Fix Rights.  Under our certificate of incorporation, as amended, our board of directors can issue up to 50,000,000 shares of preferred stock from time to time in one or more series.  Our board of directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law.  Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our board of directors has the authority to issue these shares of preferred stock without shareholder approval. Our board of directors has designated

●	60,000 shares of the authorized but unissued preferred stock as Series B convertible preferred stock;

●	1,500 shares of the authorized but unissued preferred stock as Series C convertible preferred stock;

●	1,000 shares of the authorized but unissued preferred stock as Series D convertible preferred stock;

●	3,500 shares of the authorized but unissued preferred stock as Series E convertible preferred stock;

●	4,800 shares of the authorized but unissued preferred stock as Series F convertible preferred stock;

●	3,500 shares of the authorized but unissued preferred stock as Series G convertible preferred stock;

●	2,000 shares of the authorized but unissued preferred stock as Series H convertible preferred stock; and

●	4,500 shares of the authorized but unissued preferred stock as Series I convertible preferred stock.

At March 7, 2014, no shares of preferred stock were issued and outstanding.

Potential Dilution of Share Value; Preferences.  Any issuance of shares of preferred stock could dilute the earnings per share and book value of existing shares of common stock. Because our board of directors has the authority to fix the voting rights for any series of preferred stock, the holders of shares of a series of preferred stock could be entitled to vote separately as a class in connection with the approval of certain extraordinary corporate transactions where Delaware law does not require such class vote, or might be given a disproportionately large number of votes.  The issuance of shares of preferred stock could also result in a class of securities outstanding that would have certain preferences (for example, with respect to dividends or liquidation), or would enjoy certain voting rights in addition to those of the common stock.

Potential Frustration in Change of Control.  Although we currently have no such intention, we could use authorized but unissued shares of preferred stock to hinder a change in control of our company.  Any issuance of shares of preferred stock could dilute the stock ownership of persons seeking to gain control. Shares of a new series of preferred stock could also be convertible into a large number of shares of common stock or have other terms that might make more difficult or costly the acquisition of a controlling interest in our company.  Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons attempting to effect a takeover or otherwise gain control. Such shares could be privately placed with purchasers who might side with our board of directors in opposing a hostile takeover bid.  In addition, our board of directors could authorize holders of a series of preferred stock to vote as a class, either separately or with the holders of the common stock, on any merger, sale or exchange of assets by us or any other extraordinary corporate transactions. The ability of our board of directors to take such actions might be considered as having an effect of discouraging any attempt by another person or entity to acquire control of our company.

Warrants

At March 7, 2014, the following warrants were outstanding:

●
Warrants to purchase 234,233 shares of common stock at an initial exercise price of $4.00 per share.  These warrants expire on September 17, 2014 so long as we have delivered our consolidated financial statements for the year ended December 31, 2013 that demonstrate we achieved minimum Adjusted EBITDA (as defined) for such year of at least $8.5 million, or will be extended for additional one-year periods until we can demonstrate minimum Adjusted EBITDA of $10 million for the year ended December 31, 2014, $11.5 million for the year ended December 31, 2015 or $13.5 million for the year ended December 31, 2016 or any fiscal year thereafter.

●	Warrants to purchase 209,412 shares of common stock at an initial exercise price of $5.00 per share. These warrants expire on November 5, 2018.

●	Warrants to purchase 35,938 shares of common stock at an initial exercise price of $5.00 per share. These warrants expire on October 30, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 1, 2014 by:

•	each person known by us to be a beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after, March 1, 2014.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.  Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

In the table below, the percentage of beneficial ownership of our common stock is based on 9,662,194 shares of our common stock outstanding as of March 1, 2014.  Unless otherwise noted below, the address of the persons listed on the table is c/o InterCloud Systems, Inc., 331 Newman Springs Road, Building 1, Suite 104, Red Bank, NJ 07701.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Executive Officers and Directors
Mark Munro(1)	742,063	7.7%
Mark F. Durfee(2)	846,134	8.8%
Frank Jadevaia(3)	423,032	4.2%
Charles K. Miller(4)	37,827	*
Neal Oristano(5)	61,491	*
Daniel J. Sullivan	25,000	*
Lawrence B. Sands	34,330	*
Roger Ponder	25,600	*
Scott Davis	-	*

All named executive officers and directors as a group	2,190,708	21.8%

5% or More Stockholders
Forward Investments LLC(6)	919,227	9.5%

*       Less than 1.0%.

(1)
Includes (i) 493,790 shares of common stock held by Mr. Munro, (ii) 171,775 shares of common stock held by Mark Munro IRA, (iii) 69,715 shares held by 1112 Third Avenue Corp., (iv) 2,014 shares of common issuable upon exercise of warrants to purchase common stock held by 1112 Third Avenue Corp., and (v) 4,769 shares held by MMD Genesis LLC. Mr. Munro has sole voting and investment power over the shares held by 1112 Third Avenue Corp.  Mr. Munro, Mr. Mark Durfee and Mr. Douglas Shooker share voting and investment power over the shares held by MMD Genesis LLC.

(2)
Includes (i) 14,149 shares held by Mr. Durfee, (ii) 827, 216 shares held by Pascack Road LLC, and (ii) 4,769 shares held by MMD Genesis LLC. Mr. Durfee has sole voting and investment power over the shares held by Pascack Road LLC. Mr. Durfee, Mr. Mark Munro and Mr. Douglas Shooker share voting and investment power over the shares held by MMD Genesis LLC.

(3)	Includes (i) 54,881 shares of common stock, and (ii) 368,151 shares of common issuable upon conversion of a convertible promissory note (based on the original principal amount of such note).

(4)	Includes (i) 35,813 shares of common stock, and (ii) 2,014 shares of common issuable upon exercise of warrants to purchase common stock.

(5)	Includes (i) 58,856 shares of common stock, and (ii) 4,027 shares of common issuable upon exercise of warrants to purchase common stock.

(6)
Pursuant to Amendment No. 1 to the Schedule 13D filed by Forward Investments LLC with the Securities and Exchange Commission on July 11, 2011, Douglas Shooker is the manager of Forward Investments LLC. The address of Forward Investments LLC is 1416 North Donnelly, Mt. Dora, Florida 32757.

INCORPORATION BY REFERENCE; FINANCIAL INFORMATION

The Securities and Exchange Commission allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the Commission. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement.

Certain financial information required under Section 14(c) of the Exchange Act and the rules and regulations thereunder, including our (i) financial statements, (ii) supplementary financial information, (iii) management’s discussion and analysis of financial condition and results of operations, (vi) changes in and disagreements with accountants on accounting and financial disclosure, and (v) quantitative and qualitative disclosures about market risk, can be found in the following reports we filed with the Commission:

(i)           our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on April 1, 2013, as such information has been amended by Amendment No. 1 to such Annual Report, filed with the Commission on October 16, 2013; and

(ii)          our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the Commission on May 15, 2013, August 15, 2013 and November 14, 2013, respectively.

Such financial information is incorporated herein by reference.

Copies of the Purchase Agreement, the form of Debentures, the form of Voting Agreement and the Registration Rights Agreement are attached as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, to our Current Report on Form 8-K filed with the Commission on December 18, 2013.  Such exhibits also are incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

OTHER MATTERS

Forward-Looking Statements

This Information Statement includes forward-looking statements within the meaning of Section 27A of Securities Act and Section 21E of Exchange Act.  All statements other than statements of historical facts contained in this document, including statements regarding the future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to us, are intended to identify forward-looking statements.  These forward-looking statements are largely based on current expectations and projections about future events and financial trends that we believe may affect their respective financial condition, results of operations, business strategy and financial needs.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions.

You should not rely upon forward looking statements as predictions of future events.  We cannot assure you that the events and circumstances reflected in the forward looking statements will be achieved or occur.  Although we believe that the expectations reflected in the forward looking statements are reasonable, future results, levels of activity, performance or achievements cannot be guaranteed.

Where You Can Find More Information About the Company

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You can read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a Web site that contains information we file electronically with the Commission C, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. z

Additional copies of this Information Statement may be obtained from us, at no charge, by writing to us at the following address:

InterCloud Systems, Inc.
331 Newman Springs Road
Building 1, Suite 104
Red Bank, New Jersey  07701
(561) 988-1988
Attn:  Investor Relations

A copy of this Information Statement may be obtained on our website at www.intercloudsys.com.

Delivery of this Information Statement to Multiple Stockholders with the Same Address

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, information statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, information statement or annual report addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” this Information Statement.  A single copy of this Information Statement will be delivered to multiple stockholders sharing an  address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you notify your broker or us that you no longer wish to participate in “householding.”  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Information Statement, you may (1) notify your broker, (2) direct your written request to: Investor Relations, InterCloud Systems, Inc., 331 Newman Springs Road, Building 1, Suite 104, Red Bank, New Jersey 07701, or (3) our Senior Vice President and Corporate Secretary, Lawrence Sands, at: (561) 988-1988.  Upon receipt of a written or oral request to the address or telephone number above, we will promptly deliver a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. Stockholders who currently receive multiple copies of the Information Statement at their address and would like to request “householding” of future communications to stockholders should contact their broker.

By order of the Board of Directors:

/s/ Mark Munro
Mark Munro
Chief Executive Officer
Red Bank, New Jersey
March __, 2014